Exhibit 3.73

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Room 1717, Boston, Massachusetts 02108-1512

Limited Liability Company

Certificate of Organization

(General Laws Chapter 156C, Section 12)

Federal Identification No.:

(1)	The exact name of the limited liability company:

PHC of Virginia, LLC

(2)	The street address of the office in the commonwealth at which its records will be maintained:

c/o	CT Corporation System

155 Federal Street, Boston, MA 02110

(3)	The general character of the business:

Healthcare related services. This entity will not engage in any activities which will require the approval of the board of medicine.

(4)	Latest date of dissolution, if specified:

(5)	The name and street address, of the resident agent in the commonwealth:

NAME	ADDRESS

C T Corporation System	155 Federal Street, Suite 700
Boston, Massachusetts 02110

(6)	The name and business address, if different from office location, of each manager, if any:

NAME	ADDRESS

NONE

MA054 - 10/13/2011 C T System Online

(7)	The name and business address, if different from office location, of each person in addition to manager(s) authorized to execute documents filed with the Corporations Division, and at least one person shall be named if there are no managers:

NAME	ADDRESS

Christopher L. Howard	830 Crescent Centre Drive, Suite 610, Franklin, TN 37067

(8)	The name and business address, if different from office location, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property recorded with a registry of deeds or district office of the land court:

NAME	ADDRESS

(9)	Additional matters:

Signed by (by at least one authorized signatory):

Christopher L. Howard

Consent of resident agent:

I C T Corporation System, resident agent of the above limited liability company, consent to my appointment as resident agent pursuant to G.L. c 156C § 12*

*	or attach resident agent’s consent hereto.

MA054 - 10/13/2011 C T System Online

MA SOC    Filing Number: 201360401870        Date: 12/26/2013 5:10:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

December 26, 2013 05:10 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth